EXHIBIT 99.1

FOR IMMEDIATE RELEASE

ARKANSAS BEST CORPORATION ANNOUNCES

THIRD QUARTER 2012 RESULTS

•                  Net income of $6.5 million

•                  Diluted earnings per share of $0.24

•                  Panther Expedited Services enhances corporate service opportunities

•                  ABF labor contract negotiations to begin in December

(Fort Smith, Arkansas, November 1, 2012) — Arkansas Best Corporation (Nasdaq: ABFS) today announced third quarter 2012 net income of $6.5 million, or $0.24 per share, compared with net income of $12.3 million, or $0.46 per share, in the third quarter of 2011.

“Arkansas Best’s results reflect weakness in the economy that contributed to reduced customer business levels and lower profitability at ABF.  The slowing business environment also reduced the demand for expedited services at Panther,” said Arkansas Best President and CEO Judy R. McReynolds.  “However, at our emerging non-asset-based companies, we are encouraged by the continuation of strong revenue and improving profitability trends in the midst of a tenuous economy.”

ABF Freight System, Inc.

During the 2012 third quarter, business levels at ABF were below the same period last year by 1.4 percent.  “This drop reflects the current, soft economic environment as well as the remaining effects of business declines resulting from pricing actions ABF implemented throughout most of last year and into the first quarter of this year,” said Ms. McReynolds.  “Industry pricing is stable and rational, consistent with ABF’s third quarter 2012 experience.  ABF’s recent yield improvement reflects positive retention of the late June general rate increase and better price levels on contractual agreements that renewed during the quarter.  ABF has added new, profitable customer relationships and remains focused on improving existing account pricing and managing its resources to available freight levels.”

Throughout the third quarter, ABF experienced cost pressures whose unfavorable margin effects were amplified by the decline in quarterly revenue.  The most significant costs affecting ABF are associated with our union labor contract.  In addition, nonunion benefit costs were impacted by previously discussed increases in 2012 pension and retirement costs as well as a greater than expected increase in employee health care costs during the first two months of the quarter.  Purchased transportation costs increased due to a greater need for these services, both domestically and internationally, combined with higher rates charged by these service providers.  Finally, as previously reported, equipment depreciation costs are higher, on a year-over-year basis, because of the timing and increased cost of new tractor and trailer replacements during the last twelve months.

 “For some time now, we have remained diligent in our efforts to address ABF’s high cost structure.  This includes numerous internal activities associated with the March 2013 expiration of ABF’s union labor contract,” said Ms. McReynolds.  “As previously announced, we expect to begin negotiations with the Teamsters National Freight Industry Negotiating Committee, the negotiating arm of the International Brotherhood of Teamsters, on December 18.  ABF’s next labor agreement offers an opportunity for us to work together with the Teamsters and our employees to ensure that ABF is viable in the marketplace and able to grow jobs and effectively compete for additional, profitable business.”

Panther Expedited Services, Inc.

 “As we complete the first full quarter of having our premium logistics provider Panther Expedited Services, Inc. as a subsidiary, we are excited about the long-term growth possibilities it offers our company.  We have identified opportunities for Panther to work together with our other subsidiaries to better serve customers, with a number of these opportunities already yielding positive benefits.  Moving forward, we believe the addition of Panther will be a key element in our development into a comprehensive logistics resource for our customers,” said Ms. McReynolds.

“Third quarter results at Panther were impacted by a slower macroeconomic environment, both domestically and internationally.  Though total customer loads increased, the availability of business within the industries Panther serves varied.  The reduction in revenue per mile associated with changes in business mix had an unfavorable impact on Panther’s profit margin.”

Other Non-Asset-Based Subsidiaries

Arkansas Best’s emerging non-asset-based subsidiaries experienced revenue growth and operating income improvement throughout the quarter in spite of weaker macroeconomic factors.  The freight brokerage and emergency and preventative maintenance segments benefitted from new customer relationships that translated into additional business opportunities, with these segments growing revenues by 63% and 32%, respectively.  However, profit margins in these segments continued to be impacted by investments previously made in personnel and information technology.  As the benefits of those investments are fully realized, these subsidiaries will provide a platform for enhancing the logistics services Arkansas Best offers its customers.  This enables further penetration into the $200 billion portion of the transportation market the company now serves.  With the addition of Panther, Arkansas Best’s non-asset-based businesses generated over 20% of third quarter consolidated revenues.

Capital Expenditures Update

Because of reduced business levels and improved network utilization ABF plans to reduce this year’s new tractor replacements by eight percent.  This ABF change contributes to Arkansas Best’s expected 2012 net capital expenditure total of approximately $75 million.  Earlier in the year the range of expected 2012 net capital expenditures was between $80 and $90 million.

Closing Comments

“The uncertain economic environment has impacted our recent performance and presents challenges in the near term,” said Ms. McReynolds.  “However, we believe our company is better equipped for future success because of the combination of logistics services we now offer the marketplace.  As we seek to reduce ABF’s cost structure as well as improve the flexibility of its network, the additional resources available within our company provide opportunities for solidifying existing customer relationships and gaining new business.”

Conference Call

Arkansas Best Corporation will host a conference call with company executives to discuss the 2012 third quarter results.  The call will be today, Thursday, November 1, at 9:30 a.m. ET (8:30 a.m. CT).  Interested parties are invited to listen by calling (800) 618-4645.  Following the call, a recorded playback will be available through the end of the day on December 2, 2012.

To listen to the playback, dial (800) 633-8284 or (402) 977-9140 (for international callers).  The conference call ID for the playback is 21607032.  The conference call and playback can also be accessed, through December 2, on Arkansas Best’s website at arkbest.com.

Company Description

Arkansas Best Corporation, headquartered in Fort Smith, Arkansas, is a freight transportation services and solutions provider. Through its various subsidiaries, Arkansas Best offers a wide variety of logistics solutions including: domestic and global transportation of less-than-truckload (“LTL”) and full load shipments, expedited ground and time-definite delivery solutions, freight forwarding services, freight brokerage, oversight of roadside assistance and equipment services for commercial vehicles, and household goods moving market services for consumers, corporations, and the military. More information is available at arkbest.com, abf.com and pantherexpedite.com.

Forward-Looking Statements

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: Statements contained in this report that are not based on historical facts are “forward-looking statements.” Terms such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “plan,” “predict,” “prospects,” “scheduled,” “should,” “would,” and similar expressions and the negatives of such terms are intended to identify forward-looking statements. Such statements are by their nature subject to uncertainties and risk including, but not limited to, general economic conditions and related shifts in market demand that impact the performance and needs of industries served by Arkansas Best Corporation’s subsidiaries and limit our customers’ access to adequate financial resources; the successful integration of Panther; relationships with employees, including unions; union and nonunion employee wages and benefits, including changes in required contributions to multiemployer pension plans; competitive initiatives, pricing pressures, the effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates and the inability to collect fuel surcharges; availability of fuel; availability and cost of reliable third-party services; the timing and amount of capital expenditures; future costs of operating expenses such as fuel and related taxes; self-insurance claims and insurance premium costs; governmental regulations and policies; future climate change legislation; availability and cost of capital and financing arrangements; the cost and timing of growth initiatives; the impact of our brand and corporate reputation; the cost, integration, and performance of any future acquisitions; costs of continuing investments in technology and the impact of cyber incidents; weather conditions; and other financial, operational, and legal risks and uncertainties detailed from time to time in Arkansas Best Corporation’s Securities and Exchange Commission (“SEC”) public filings.

The following tables show financial data and operating statistics on Arkansas Best Corporation and its subsidiary companies.

ARKANSAS BEST CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2012	2011	2012	2011
	(Unaudited)
	($ thousands, except share and per share data)

OPERATING REVENUES	$577,546	$510,887	$1,528,956	$1,444,369

OPERATING EXPENSES AND COSTS	565,313	489,769	1,532,509	1,436,245

OPERATING INCOME (LOSS)	12,233	21,118	(3,553)	8,124

OTHER INCOME (EXPENSE)
Interest and dividend income	155	273	623	790
Interest expense and other related financing costs	(1,609)	(973)	(3,863)	(2,899)
Other, net	997	(1,345)	2,117	1,544
	(457)	(2,045)	(1,123)	(565)

INCOME (LOSS) BEFORE INCOME TAXES	11,776	19,073	(4,676)	7,559

INCOME TAX PROVISION (BENEFIT)	5,258	6,808	(4,873)	2,630

NET INCOME	6,518	12,265	197	4,929

LESS: NONCONTROLLING INTEREST IN NET INCOME OF SUBSIDIARY	—	—	—	174

NET INCOME ATTRIBUTABLE TO ARKANSAS BEST CORPORATION	$6,518	$12,265	$197	$4,755

EARNINGS PER COMMON SHARE(1)
Basic	$0.24	$0.46	$—	$0.18
Diluted	$0.24	$0.46	$—	$0.18

AVERAGE COMMON SHARES OUTSTANDING
Basic	25,613,315	25,421,887	25,535,969	25,388,174
Diluted	25,613,315	25,421,887	25,535,969	25,388,174

CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.03	$0.03	$0.09	$0.09

(1)          The Company uses the two-class method for calculating earnings per share. This method, as calculated below, requires an allocation of dividends paid and a portion of undistributed net income (but not losses) to unvested restricted stock for calculating per share amounts.

NET INCOME ATTRIBUTABLE TO ARKANSAS BEST CORPORATION	$6,518	$12,265	$197	$4,755

EFFECT OF UNVESTED RESTRICTED STOCK AWARDS(1)	(309)	(532)	(113)	(191)

ADJUSTED NET INCOME FOR CALCULATING EARNINGS PER COMMON SHARE	$6,209	$11,733	$84	$4,564

ARKANSAS BEST CORPORATION

CONSOLIDATED BALANCE SHEETS

	September 30 2012	December 31 2011
	(Unaudited)	Note
	($ thousands, except share data)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$71,341	$141,295
Short-term investments	47,732	33,960
Restricted cash equivalents and short-term investments	9,798	52,693
Accounts receivable, less allowances (2012 – $4,790; 2011 – $5,957)	209,460	149,665
Other accounts receivable, less allowances (2012 – $1,246; 2011 – $1,226)	7,312	7,538
Prepaid expenses	13,808	11,363
Deferred income taxes	35,704	35,481
Prepaid and refundable income taxes	4,285	6,905
Other	8,599	6,186
TOTAL CURRENT ASSETS	408,039	445,086

PROPERTY, PLANT AND EQUIPMENT
Land and structures	243,395	242,120
Revenue equipment	598,947	569,303
Service, office, and other equipment	116,913	110,511
Software	100,896	64,229
Leasehold improvements	22,943	21,426
	1,083,094	1,007,589
Less allowances for depreciation and amortization	622,888	592,171
	460,206	415,418

GOODWILL	79,051	3,660

INTANGIBLE ASSETS, NET	80,604	2,822

OTHER ASSETS	52,130	49,234

	$1,080,030	$916,220

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Bank overdraft and drafts payable	$13,028	$20,836
Accounts payable	90,245	66,517
Income taxes payable	430	169
Accrued expenses	159,378	151,887
Current portion of long-term debt	54,024	24,262
TOTAL CURRENT LIABILITIES	317,105	263,671

LONG-TERM DEBT, less current portion	132,355	46,750

PENSION AND POSTRETIREMENT LIABILITIES	93,491	106,578

OTHER LIABILITIES	12,628	13,751

DEFERRED INCOME TAXES	53,793	19,855

STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value, authorized 70,000,000 shares; issued 2012: 27,294,724 shares; 2011: 27,099,819 shares	273	271
Additional paid-in-capital	288,468	286,408
Retained earnings	292,893	295,108
Treasury stock, at cost, 1,677,932 shares	(57,770)	(57,770)
Accumulated other comprehensive loss	(53,206)	(58,402)
TOTAL STOCKHOLDERS’ EQUITY	470,658	465,615

	$1,080,030	$916,220

Note: The balance sheet at December 31, 2011 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

ARKANSAS BEST CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30
	2012	2011
	(Unaudited)
	($ thousands)
OPERATING ACTIVITIES
Net income	$197	$4,929
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	62,772	54,201
Amortization of intangibles	1,218	—
Share-based compensation expense	4,711	5,116
Provision for losses on accounts receivable	1,314	2,105
Deferred income tax benefit	(3,795)	(6,802)
Gain on sale of property and equipment	(582)	(1,934)
Changes in operating assets and liabilities:
Receivables	(28,956)	(20,244)
Prepaid expenses	2,940	1,144
Other assets	(591)	2,470
Income taxes	938	8,457
Accounts payable, accrued expenses, and other liabilities(1)	7,942	22,836
NET CASH PROVIDED BY OPERATING ACTIVITIES	48,108	72,278

INVESTING ACTIVITIES
Purchases of property, plant and equipment, net of financings	(31,923)	(32,127)
Proceeds from sale of property and equipment	5,126	5,678
Purchases of short-term investments	(38,708)	(27,930)
Proceeds from sale of short-term investments	25,018	36,175
Business acquisition, net of cash acquired	(180,793)	—
Capitalization of internally developed software and other	(5,379)	(3,735)
NET CASH USED IN INVESTING ACTIVITIES	(226,659)	(21,939)

FINANCING ACTIVITIES
Borrowings under credit facilities	100,000	—
Payments on long-term debt	(22,606)	(10,886)
Acquisition of noncontrolling interest	—	(4,084)
Net change in bank overdraft and other	(7,808)	1,608
Change in restricted cash equivalents and short-term investments	42,895	(662)
Deferred financing costs	(1,472)	(174)
Payment of common stock dividends	(2,412)	(2,383)
Proceeds from the exercise of stock options	—	763
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	108,597	(15,818)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(69,954)	34,521
Cash and cash equivalents at beginning of period	141,295	102,578
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$71,341	$137,099

NONCASH INVESTING ACTIVITIES
Accruals for equipment received	$34	$5,117
Equipment financed under capital leases and notes payable	$37,973	$21,307

(1)  Includes $18.0 million in contributions to the Company’s nonunion pension plan for 2012.

ARKANSAS BEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Three Months Ended September 30		Nine Months Ended September 30
	2012	2011	2012	2011
	(Unaudited)
	($ thousands, except per share data)
ARKANSAS BEST CORPORATION — CONSOLIDATED

Net Income Attributable to Arkansas Best Corporation
Amounts on a GAAP basis	$6,518	$12,265	$197	$4,755
Tax benefits(1)	—	—	(3,333)	—
Transaction costs, after-tax(2)	—	—	1,294	—
Non-GAAP amounts	$6,518	$12,265	$(1,842)	$4,755

Diluted Earnings Per Share
Amounts on a GAAP basis	$0.24	$0.46	$—	$0.18
Tax benefits(1)	—	—	(0.13)	—
Transaction costs, after-tax(2)	—	—	0.05	—
Non-GAAP amounts	$0.24	$0.46	$(0.08)	$0.18

ARKANSAS BEST CORPORATION — CONSOLIDATED

Earnings Before Interest, Taxes, Depreciation, and Amortization
Net income attributable to Arkansas Best Corporation	$6,518	$12,265	$197	$4,755
Interest expense	1,609	973	3,863	2,899
Income taxes (benefits)	5,258	6,808	(4,873)	2,630
Depreciation and amortization	23,820	18,230	63,990	54,201
Amortization of share based compensation	1,369	1,417	4,711	5,116
Amortization of actuarial losses	2,846	1,840	8,539	5,520
EBITDA	41,420	41,533	76,427	75,121

Transaction costs, pre-tax(2)	—	—	2,129	—
Adjusted EBITDA	$41,420	$41,533	$78,556	$75,121

PREMIUM LOGISTICS & EXPEDITED FREIGHT SERVICES(3)

Earnings Before Interest, Taxes, Depreciation, and Amortization
Operating income	$804	$—	$1,284	$—
Depreciation and amortization	2,491	—	2,965	—
EBITDA	$3,295	$—	$4,249	$—

(1)	Tax benefit adjustments related to deferred tax asset valuation allowances.
(2)	Transaction costs associated with the June 15, 2012 acquisition of Panther Expedited Services, Inc.
(3)	Includes the results of Panther Expedited Services, Inc., for the period of June 16 to September 30, 2012.

Non-GAAP Financial Measures. The company reports its financial results in accordance with generally accepted accounting principles (“GAAP”). However, management believes that certain non-GAAP performance measures and ratios utilized for internal analysis provide financial statement users meaningful comparisons between current and prior period results, as well as important information regarding performance trends. Certain information discussed in the scheduled conference call could be considered non-GAAP measures. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company’s reported results. Management believes EBITDA to be relevant and useful information as EBITDA is a standard measure commonly reported and widely used by analysts, investors and others to measure financial performance and ability to service debt obligations. However, these financial measures should not be construed as better measurements than operating income, operating cash flow, net income or earnings per share, as defined by GAAP. Other companies may calculate Adjusted EBITDA differently, and therefore the Company’s Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

ARKANSAS BEST CORPORATION

FINANCIAL STATEMENT OPERATING SEGMENT DATA AND OPERATING RATIOS

	Three Months Ended September 30				Nine Months Ended September 30
	2012		2011		2012		2011
	(Unaudited) ($ thousands)
OPERATING REVENUES
Freight Transportation(1)	$455,997		$459,325		$1,302,292		$1,308,723

Premium Logistics & Expedited Freight Services(2)	60,445		—		71,280		—
Truck Brokerage & Management(3)	11,395		6,977		29,455		18,488
Emergency and Preventative Maintenance(4)	32,785		24,801		85,264		70,419
Household Goods Moving Services(5)	25,702		27,768		61,233		68,879
Total non-asset-based segments	130,327		59,546		247,232		157,786

Other revenues and eliminations	(8,778)		(7,984)		(20,568)		(22,140)
Total consolidated operating revenues	$577,546		$510,887		$1,528,956		$1,444,369

OPERATING EXPENSES AND COSTS
Freight Transportation(1)
Salaries, wages, and benefits	$272,680	59.8%	$271,775	59.2%	$807,685	62.0%	$807,140	61.7%
Fuel, supplies, and expenses	83,989	18.4	86,260	18.8	247,646	19.0	253,387	19.4
Operating taxes and licenses	10,891	2.4	11,343	2.5	32,514	2.5	34,336	2.6
Insurance	4,944	1.1	5,139	1.1	15,415	1.2	18,130	1.4
Communications and utilities	3,816	0.8	3,771	0.8	11,084	0.9	11,468	0.9
Depreciation and amortization	20,381	4.5	17,502	3.8	58,440	4.5	52,044	4.0
Rents and purchased transportation	49,061	10.8	43,871	9.6	130,105	10.0	125,396	9.6
Gain on sale of property and equipment	(65)	—	(1,060)	(0.2)	(578)	—	(1,943)	(0.1)
Other	1,858	0.3	2,995	0.5	5,839	0.3	6,496	0.3
	447,555	98.1%	441,596	96.1%	1,308,150	100.4%	1,306,454	99.8%

Premium Logistics & Expedited Freight Services(2)
Purchased transportation	$46,260	76.5%	$—		$54,507	76.5%	$—
Depreciation and amortization	2,491	4.1	—		2,965	4.2	—
Salaries, benefits, insurance, and other	10,890	18.1	—		12,524	17.5	—
	59,641	98.7%	—		69,996	98.2%	—

Truck Brokerage & Management(3)	10,689		6,364		27,700		16,922
Emergency and Preventative Maintenance(4)	31,913		23,795		83,834		67,574
Household Goods Moving Services(5)	24,277		26,086		60,435		66,113
Total non-asset-based segments	126,520		56,245		241,965		150,609

Other expenses and eliminations	(8,762)		(8,072)		(17,606)		(20,818)
Total consolidated operating expenses and costs	$565,313		$489,769		$1,532,509		$1,436,245

ARKANSAS BEST CORPORATION

FINANCIAL STATEMENT OPERATING SEGMENT DATA AND OPERATING RATIOS – Continued

	Three Months Ended September 30		Nine Months Ended September 30
	2012	2011	2012	2011
	(Unaudited) ($ thousands)
OPERATING INCOME (LOSS)
Freight Transportation(1)	$8,442	$17,729	$(5,858)	$2,269

Premium Logistics & Expedited Freight Services(2)	804	—	1,284	—
Truck Brokerage & Management(3)	706	613	1,755	1,566
Emergency and Preventative Maintenance(4)	872	1,006	1,430	2,845
Household Goods Moving Services(5)	1,425	1,682	798	2,766
Total non-asset-based segments	3,807	3,301	5,267	7,177

Other income (loss) and eliminations	(16)	88	(2,962)	(1,322)
Total consolidated operating income (loss)	$12,233	$21,118	$(3,553)	$8,124

(1)	This segment includes the results of operations of Arkansas Best’s largest subsidiary, ABF Freight System, Inc.®.
(2)	This segment includes the results of operations of Arkansas Best’s expedited services operating as Panther Expedited Services, Inc. for the period of June 16 to September 30, 2012.
(3)	This segment includes the results of operations of Arkansas Best’s transportation brokerage services operating as FreightValue®.
(4)	This segment includes the results of operations of Arkansas Best’s roadside vehicle assistance and commercial equipment services subsidiary FleetNet America, Inc.
(5)

This segment includes the results of operations of Arkansas Best’s subsidiaries Albert Companies, Inc. and Moving Solutions, Inc. which provide services to the consumer, corporate, and military household goods moving market.

ABF FREIGHT SYSTEM, INC.

OPERATING STATISTICS

	Three Months Ended			Nine Months Ended
	September 30			September 30
	2012	2011	% Change	2012	2011	% Change
	(Unaudited)

Freight Transportation (1)

Workdays	63.0	64.0		190.5	191.0

Billed Revenue (2) / CWT	$28.60	$28.17	1.5%	$28.04	$26.52	5.7%

Billed Revenue (2) / Shipment	$393.47	$379.49	3.7%	$379.88	$359.32	5.7%

Shipments	1,141,325	1,200,461	(4.9)%	3,410,447	3,643,511	(6.4)%

Shipments / Day	18,116	18,757	(3.4)%	17,903	19,076	(6.2)%

Tonnage (tons)	785,172	808,660	(2.9)%	2,310,467	2,467,866	(6.4)%

Tons / Day	12,463	12,635	(1.4)%	12,128	12,921	(6.1)%

(1)	Operating statistics for the Freight Transportation segment do not include the results from ABF’s Global Supply Chain Services.
(2)	Billed Revenue does not include revenue deferral required for financial statement purposes under the company’s revenue recognition policy.

Contact:	Mr. David Humphrey, Vice President, Investor Relations and Corporate Communications
Telephone: (479) 785-6200

END OF RELEASE